EXHIBIT 99.2

Upexi to Participate in Fireside Chat at Canaccord Genuity’s 45th

Annual Growth Conference on August 12th-14th

TAMPA, Fla., July 30, 2025  -- Upexi, Inc. (NASDAQ: UPXI) (the “Company” or “Upexi”), a brand owner specializing in the development, manufacturing and distribution of consumer products with diversification into the cryptocurrency space, today announced that management will participate in a fireside chat moderated by Joseph Vafi, Managing Director of Equity Research at Canaccord Genuity LLC, on Wednesday, August 13th at 1:30 p.m. ET at the Canaccord Genuity 45th Annual Growth Conference taking place at the InterContinental in Boston, MA.  Presentation details, including a link to the live webcast, can be found below.

Canaccord Genuity Conference:

Dates: August 12-14, 2025

Location: InterContinental Boston, Boston, MA

Fireside Chat Date and Time: Wednesday, August 13th at 1:30 p.m. ET

Fireside Chat Location: Abigail Adams C Ballroom

Presenters: Allan Marshall, Chief Executive Officer and Brian Rudick, Chief Strategy Officer

Webcast: https://ir.upexi.com/news-events/ir-calendar

To schedule a one-on-one meeting with Upexi’s management team, please email KCSA Strategic Communications at Upexi@KCSA.com.

About Upexi, Inc.

Upexi is a brand owner specializing in the development, manufacturing, and distribution of consumer products. The Company has entered the cryptocurrency industry and cash management of assets through a cryptocurrency portfolio. For more information on Upexi’s treasury strategy and future developments, visit www.upexi.com.

Follow Upexi on X - https://x.com/upexitreasury

Follow CEO, Allan Marshall, on X - https://x.com/UpexiAllan

Follow CSO, Brian Rudick, on X - https://x.com/thetinyant

Company Contact

Brian Rudick, Chief Strategy Officer

Email: brian.rudick@upexi.com

Phone: (216) 347-0473

Media Contact

Gasthalter & Co.

Upexi@gasthalter.com

Investor Relations Contact

KCSA Strategic Communications

Valter Pinto, Managing Director

Email: Upexi@KCSA.com

Phone: (212) 896-1254